UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 4, 2015

SEACOR Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(954) 523-2200
Not Applicable
____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting of Stockholders of SEACOR Holdings Inc. (the "Company"), held on June 4, 2015 (the "2015 Annual Meeting"), the Company's stockholders voted on proposals to: (i) elect directors to the Board, (ii) approve the compensation of executives, as disclosed in the proxy statement for such meeting, on a non-binding advisory basis, and (iii) ratify the appointment of Ernst & Young, LLP as the Company's independent registered accounting firm for the fiscal year ending December 31, 2015.

All nominees for election to the Board were elected for a term that will continue until the next annual meeting of stockholders or until the director's successor has been duly elected and qualified (or the director's earlier resignation, death or removal).  The proposal to approve the compensation of executives, as disclosed in the Company's proxy statement, through an advisory resolution was approved. The appointment of the Company's independent registered accounting firm for the fiscal year ending December 31, 2015, was ratified.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below. The Company's independent inspector of election reported the final vote of the stockholders as follows:

Election of Directors

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Charles Fabrikant	15,894,898	385,611	751,768
David R. Berz	16,168,989	111,520	751,768
Pierre de Demandolx	16,149,709	130,800	751,768
Oivind Lorentzen	16,168,288	112,221	751,768
Andrew R. Morse	16,152,022	128,487	751,768
R. Christopher Regan	16,164,271	116,238	751,768
David M. Schizer	16,170,009	110,500	751,768
Steven J. Wisch	15,919,262	133,954	751,768

Approval of Compensation of Executives
(Non-Binding Advisory Resolution)

Votes For	Votes Against	Abstain	Broker Non-Votes
15,919,262	347,432	13,814	751,768

Ratification of Ernst & Young LLP as the Company's Independent Registered Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Votes
16,953,133	77,789	1,355	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:	/s/ Paul L. Robinson
Name:	Paul L. Robinson
Title:	Executive Vice President, Chief Legal
Officer and Corporate Secretary

Date:  June 5, 2015